Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Launches United States Uranium Refining & Conversion Corp to Advance American Nuclear Fuel Security and Energy Dominance

Corpus Christi, Texas – September 2, 2025 – Uranium Energy Corp (NYSE American: UEC, the "Company" or "UEC") is pleased to announce the launch of United States Uranium Refining & Conversion Corp. ("UR&C"), a wholly owned subsidiary of the Company, to pursue the feasibility of developing a new state-of-the-art American uranium refining and conversion facility.

Amir Adnani, UEC President and CEO, stated:

"Positioning UEC as the only vertically integrated U.S. company with uranium mining, processing, refining and conversion capabilities is both a significant commercial opportunity and a strategic necessity for the United States. Under one American banner, UEC’s end-to-end capabilities would provide a secure, geopolitically reliable source of Uranium Hexafluoride ("UF₆"), the critical feedstock for enrichment that enables the production of low-enriched uranium ("LEU") and high-assay low-enriched uranium ("HALEU"), fuels essential to powering large, small, and advanced reactors for undersupplied domestic and allied markets.

“We are structuring UR&C as a subsidiary to advance this initiative in a fiscally optimal manner, including tactical partnerships and direct investments. This allows UEC to maintain a strong balance sheet and continue to prioritize its core uranium mining and processing business, while separately advancing UR&C to enhance UEC shareholder value.

“Our priorities are clear: to build on UEC’s existing uranium platform by advancing a fully American supply chain to support growing domestic enrichment; to ensure alignment with U.S. policy and Defense Production Act (“DPA”) authorities; and to work in close partnership with government and industry. Together, these priorities position UR&C to play a central role in expanding America’s nuclear fuel cycle and strengthening its long-term energy security."

Spencer Abraham, UEC Chairman and Former U.S. Secretary of Energy, stated:

"For far too long, the U.S. has relied on foreign sources to supply and process the critical materials essential to our national and economic security. We are seeking to address this problem by advancing a vertically integrated supply chain for natural UF₆, providing essential feedstock for commercial enrichment to power the world’s largest nuclear reactor fleet and supplying the unobligated U.S.-origin uranium required to fuel America’s nuclear navy. The proposed facility directly aligns with U.S. policy and would contribute to unlocking American enrichment growth.

“With UEC’s proven track record, sector leadership and team depth, UR&C is uniquely positioned to deliver on this national priority. Most importantly, by providing a critical cornerstone for a secure U.S. nuclear fuel supply chain, UEC would be a key part of President Trump’s program to quadruple America’s domestic nuclear energy capacity."

Key highlights:

●

Scale & Vertical Integration – UEC is the largest U.S. uranium company by estimated resources, licensed production and processing capacity. UR&C will position UEC as the only American company with a nuclear fuel supply chain capability from U₃O₈ production to refining, conversion, and delivery of natural UF₆ to enrichment plants for LEU and HALEU production.

●

Aligned with American Energy Dominance Policies - This initiative responds to federal policy under President Trump’s recent Executive Orders that call for a fourfold expansion of U.S. nuclear capacity to 400 gigawatts by 2050 and reduced reliance on foreign sources of uranium. The orders include invoking the DPA to onshore the nuclear fuel cycle as a priority for national security with multiple agencies required to support the objectives.

●

Near All-time High Pricing for UF₆ Conversion - Currently, the conversion price is in the range of $64-66/kgU in the spot market and approximately $52/kgU in the long-term market, indicative of a highly undersupplied market and a major bottleneck in the U.S. nuclear fuel supply chain.

●

Timing is Right to Expand Domestic Conversion Capacity - Market conditions and current federal government support create a prime opportunity for a U.S. company to develop a new uranium refining and UF₆ conversion plant, addressing the demand for an expansion of domestic UF₆ conversion capabilities.

●

Largest and Most Modern Planned Conversion Facility in the United States - The current development and design focus aims to build the largest UF₆ conversion facility in the United States, standing amongst the most modern in the Western world. The conversion services plant will have a designed capacity to produce ~10,000 metric tonnes uranium (“MtU”) per year as UF₆, representing a substantial share of U.S. demand at 18,000 MtU per year.

●

First-Mover Advantage with Fluor - Building on a year of engineering and design work already completed with Fluor Corporation, a Fortune 500 engineering, procurement and construction (EPC) firm and long-standing U.S. Department of Energy contractor with relevant nuclear-project experience, provides UR&C with a clear first-mover advantage.

●	Phased Execution - UEC will move the project forward in stages, ensuring disciplined progress, while providing updates as evaluations, partnerships, and government engagement advance.

Project Basis and Stakeholder Engagement

The proposed facility is the result of work initiated with Fluor Corporation in July 2024 and supported by a recently completed AACE Class 5 conceptual study. The study contemplates a new and modern U.S. conversion facility sized to produce ~10,000 MtU per year as UF₆, including associated infrastructure. Total installed capacity (with contingency) was developed at a conceptual level and forms the basis for advancing more detailed engineering and commercial planning.

The Company has also initiated discussions on potential siting options, evaluating factors such as logistics, workforce availability, public acceptance, local incentives, and synergies with other fuel cycle facilities.

The project will move forward contingent on several factors, including completion and assessment of additional engineering and economic studies, securing strategic government commitments, utility contracts, regulatory approvals, and favorable market conditions. UEC has begun initial discussions with the United States government, state-level energy authorities, utilities, and financial entities, and will report further updates as these engagements advance.

By establishing UR&C, UEC aims to deliver a capability that is both strategically essential and commercially transformative, expanding domestic uranium refining and UF₆ conversion capacity and creating a resilient, American supplier for decades to come.

About Uranium Energy Corp

Uranium Energy Corp is America's largest and fastest growing supplier of uranium needed to produce safe, clean, reliable nuclear energy. The Company is advancing the next generation of low-cost, environmentally friendly In-Situ Recovery ("ISR") mining uranium projects in the United States and high-grade conventional projects in Canada. The Company has three hub and spoke platforms in South Texas and Wyoming with a combined licensed production capacity of 12.1 million pounds U3O8 per year. These production platforms are anchored by licensed Central Processing Plants ("CPPs") and served by multiple U.S. ISR uranium projects. In August 2024, ISR operations began at the Christensen Ranch project in Wyoming, sending uranium loaded resin to the Irigaray CPP in Wyoming. The Company has diversified uranium holdings including: (1) a conventional pipeline of high-grade Canadian projects anchored by the worldclass Roughrider project; (2) one of the largest physical uranium portfolios of U.S. warehoused U3O8; and (3) a major equity stake in Uranium Royalty Corp., the only royalty company in the sector. The Company's operations are managed by professionals with decades of hands-on nuclear fuel industry experience including the key facets of uranium exploration, development, mining and production.

Contact Uranium Energy Corp Investor Relations at:

Toll Free: (866) 748-1030

Fax: (361) 888-5041

E-mail: info@uraniumenergy.com

Stock Exchange Information:

NYSE American: UEC

WKN: AØJDRR

ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management and include, among others, statements regarding: UEC's expectations regarding the project, including its potential benefits, the design, development and launch of the project; UEC's market position following any successful launch of the project; expectations regarding U.S. government engagement and support for the project; projected facility size and capacity; projected U.S. conversion demand and supply for UF6; and projected pricing for UF6. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect," "is expected," "anticipates" or "does not anticipate," "plans," "estimates" or "intends," or stating that certain actions, events or results "may," "could," "would," "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements." Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements and include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, future mineral resource estimates may vary from historic estimates, the availability of capital to fund the project or programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays or failures in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage, changes in government policies and support for nuclear energy and other factors described in the Company's filings with the U.S. Securities and Exchange Commission. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company's ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.